Exhibit 99.1

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT - SUPERMEDIA, LLC

For the Reporting Period 4/1/2015 - 6/30/2015

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor’s Name	SuperMedia LLC

Beginning Cash Balance	$70,112,361

All receipts received by the debtor
Cash Sales	189,064,951
Collection of Accounts Receivable	—
Proceeds from Litigation (settlement or otherwise)	—
Sale of Debtor’s Assets	4,632,073
Capital Infusion pursuant to the Plan	—
Total of cash received	193,697,023

Total of cash available	263,809,385

Less all disbursements or payments (including payments made under the confirmed plan) made by the Debtor:
Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals	—
Disbursements made pursuant to the administrative claims of bankruptcy professionals	—
All other disbursements made in the ordinary course	(183,281,792)
Total Disbursements	(183,281,792)

Ending Cash Balance	$80,527,593

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

/s/ Clifford E. Wilson
Name: Clifford Wilson

Vice President and Assistant Treasurer
Title

July 29, 2015
Date

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In Re:	Chapter 11
SuperMedia LLC
Debtor	Reporting Period: April 1, 2015 to June 30, 2015

SuperMedia LLC

Balance Sheet ( $ Thousands )

06/30/2015

SuperMedia LLC
Assets
Current Assets:
Cash and Cash Equivalents	80,528

Current Notes Receivable - Affiliate	3,057,945

Trade - Billed - Local	76,254
Trade - Billed - National	11,837
Trade - Billed - Subtotal	88,091
Other Receivables	0
Affiliate Accounts Receivable	13,555
Other Receivables - Subtotal	13,555
Allowance for Doubtful Accounts	(15,513)

Accounts Receivable (Net of Allowance)	86,133
Unbilled Receivable	122
Accrued Taxes Receivable	0
Deferred Directory Costs	65,803

Short Term Investments	0
Interest Receivable	27,528
Deferred Income Tax Benefit	0
Total Prepayments	772
Current Notes Receivable - Nonaffiliate	0
Other Current Assets	3,593
Prepaid expenses and Other	31,892

Total Current Assets	3,322,423

Property, Plant, and Equipment	51,886
Accumulated Depreciation	(35,337)
Fixed Assets & Computer Software, net	16,550
Goodwill	0
Intangible Assets, net	147,632
Pensions	0
Deferred Tax Assets	0
Debt Issuance Costs	0
Other	28,604

TOTAL ASSETS	3,515,209

SuperMedia LLC

Balance Sheet ( $ Thousands )

06/30/2015

Liabilities & Stockholders Equity
Current Liabilities:
Debt Maturing within one year	0

Accounts Payable - Nonaffiliate	86
Accounts Payable - Affiliate	260
Accounts Payables	346

Accrued Payroll	1,674
Accrued Payroll Taxes	0
Accrued Vacation	1,109
Accrued Medical and Other Insurance	721
Additional Employee Compensation Plans	1,450
Other Accrued Payroll Benefits	294
Accrued Salaries & Wages	5,248

Accrued General Taxes	11,680
Accrued Income Tax	1,891
Unrecognized Tax Ben - Current (FIN48)	0
Accrued Taxes	13,571

Accrued Other Liabilities	3,495
Advanced Billing and Payments	5,244
Other Curr Liab - Other	9,620
Accounts Payable and Accrued Liabilities	37,524
Accrued Interest - Nonaffiliate	0
Deferred Revenue	27,885
Current Deferred Income Taxes	16,287

Total Current Liabilities and Current Maturity	81,696

Long Term Debt	0
Employee Benefit Obligations	23,633
Deferred Income Tax Liabilities	73,598
Unrecognized Tax Ben - Noncurrent (FIN48)	0
Other Noncurrent Liabilities	1,266

Stockholder’s Equity (deficit):
Minority Interest	0
Common Stock	3
Preferred Stock	0
Additional Paid-in Capital	306,519
Retained Earnings	3,029,312
Accumulated Other Comp Income	(816)

Total Equity	3,335,017

TOTAL LIABILITIES AND EQUITY	3,515,209

SuperMedia Bank Account Balances

Account	06/30/15
STATE STREET TREASURY PLUS	—
SSGA SSLMMF	37,910,645.94
BAML4420	—
BAML5138	—
BAML5421	—
BAML9078	440,367.90
JPMC2840	—
JPMC4838	42,110,694.74
JPMC6202	—
JPMC6620
JPMC6639	(90,145.70)
JPMC3096	—
JPM_CON6922	—
JPM_PAYS6930	—
FR_LOC9437	3.00
FR_ADV2667	143,931.20
FR_LOC9429	12,098.47
Net adjustment for outstanding pmts	(3.00)
Total Cash-in-bank (1)	80,527,592.55

Note (1): All bank accounts are owned by SuperMedia, LLC. Cash balances reflect the receipts and disbursements of all legal entities.